Douglas Lake Minerals Inc. T 604-642-6165 Suite 500, 666 Burrard Street F 604-642-6168 Vancouver, B.C. www.douglaslakeminerals.com Canada V6C 3P6

News Release

Douglas Lake completes first ground IP Survey and mobilizes to Magambazi

Vancouver, British Columbia, April 12, 2011 -- Douglas Lake Minerals (OTC: DLKM) (the "Company" or "Douglas Lake") is pleased to report on continued exploration at its wholly owned Handeni gold project in eastern Tanzania. Douglas Lake holds four contiguous prospecting licenses totaling 800 km2 which are strategically located at the new emerging gold district in Handeni.

Recent exploration work by Douglas Lake has focused on two locations, the Magambazi eastward mineralization extension and the Kwandege gold showing, which is located to the southwest of the Canaco Resources (TSXV: CAN) Kilindi prospecting license.

Douglas Lake has just completed a ground IP (Induced Polarization/Resistivity) geophysical survey over a 7.2 square kilometer surveyed grid at the Kwandege locality that covers the area of artisanal workings and the anomalous soil geochemical results reported in the 43-101 report. The grid lines were spaced 100 meters apart and oriented North-South which best transected the two dominant structural trends that appears to control mineralization in the area. A new soil geochemical survey was also conducted alongside the IP/Resistivity survey. The soil samples have been sent to SGS labs in Mwanza for analysis and assays are pending.

Modeling and interpretation of the geophysical survey data is being performed by Spectral Geophysics. Significant chargeability and resistivity anomalies were revealed by the survey and drill holes are being planned to investigate the source of the strong anomalies.

At present the geophysical crews have mobilized to the Magambazi area to begin work on the two parallel zones of gold mineralization on the Douglas Lake ground which has been revealed through soil and rock analysis.

"We were very surprised with the size and strength of the IP anomalies that were revealed at Kwandege," comments Craig Alford MSc, PGeo, Vice President of Exploration, "We now have a number of new drill targets and we are excited that the survey has begun on our Magambazi target."

Douglas Lake Minerals is engaged in an aggressive exploration program in the Handeni District, including geochemical sampling, geologic mapping, soil grid survey, ground magnetics, Electromagnetic and IP/Resistivity geophysical surveys, and a planned new airborne survey and an extensive diamond drilling program. Douglas Lake controls one of the largest land holdings in the district which contains multiple exploration targets.

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.